EXHIBIT 99.1

The Joint Corp. Reports Third Quarter 2020 Financial Results

- Grows Revenue 21%, Compared to Q3 2019 –
- Reports Record Net Income of $1.6 Million, Up 160% Compared to Q3 2019 –
- Posts Record Adjusted EBITDA of $2.6 Million, Up 84% Compared to Q3 2019 -
- Increases Total Clinic Count to 560, Opening 22 Clinics in Q3 2020-
- Sells 30 Franchise Licenses in Q3 2020, Up from 28 in Q3 2019 -

SCOTTSDALE, Ariz., Nov. 05, 2020 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its financial results for the quarter and nine months ended September 30, 2020.

Financial Highlights: Q3 2020 Compared to Q3 2019

  Increased system-wide sales1 by 21%, to $68.3 million.
  Reported system-wide comp sales2 increase of 12%.
  Grew revenue by 21%, to $15.4 million.
  Posted record net income of $1.6 million, compared to $617,000.
  Reported record Adjusted EBITDA of $2.6 million, up from $1.4 million.

Operating Highlights

  Opened 22 clinics in Q3 2020, equal to Q3 2019.
  Increased total clinic count to 560 as of September 30, 2020:
    497 franchised clinics: 21 opened and 1 closed during Q3 2020.
    63 company-owned or managed clinics: 1 greenfield opened during Q3 2020.
  Sold 30 franchise licenses in Q3 2020, compared to 28 in Q3 2019.

“Our strong third quarter performance demonstrates our growth momentum is once again taking hold,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Chiropractic care is an essential healthcare service, which is the foundation of our business model’s resiliency. Outside of increased sanitization and cleanliness procedures, our core concept has remained unchanged. Throughout the pandemic, our patients have continued to rely on their chiropractic care while our doctors have been there to serve them. We thank our patients for their confidence in us and our doctors and staff for their commitment to improving their quality of life.”

“Our third quarter revenue, profitability, and franchise license sales improved over the same period a year ago, and even more dramatically when compared to the second quarter of 2020. Our strong license sales have set the stage for increased upcoming franchise clinic openings, which we will augment with new corporate clinics. This increases revenue, scale and brand recognition. Confident in our progress, we are reestablishing 2020 full year guidance and expect both revenue and the bottom line to exceed those from 2019. The lower rate of clinic openings during the second quarter due to the pandemic created pent-up demand that we believe will fuel openings in the fourth quarter of 2020 and into 2021. Therefore, we reassert our goal of opening 1,000 clinics by the end of 2023.”

Financial Results for the Three Months Ended September 30: 2020 Compared to 2019

Revenue was $15.4 million in the third quarter of 2020, compared to $12.7 million in the third quarter of 2019, reflecting a greater number of clinics and continued organic growth.

Cost of revenue was $1.7 million, compared to $1.4 million in the third quarter of 2019. The increase was in line with the total increase in franchise sales and reflects higher regional developer royalties and commissions.

Selling and marketing expenses were $1.8 million, increasing 3%, reflecting the timing of advertising spending. General and administrative expenses were $9.4 million, compared to $8.3 million in the third quarter of 2019, primarily due to an increase in payroll and related expenses to support revenue growth and a greater number of clinics.

Net income was a record for the company at $1.6 million, or $0.11 per diluted share, compared to $617,000, or $0.04 per diluted share, in the third quarter of 2019.

Adjusted EBITDA was also a record for the company at $2.6 million, compared to $1.4 million in the third quarter of 2019. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net gain/(loss) on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Financial Results for the Nine Months Ended September 30: 2020 Compared to 2019

Revenue was $41.6 million in the first nine months of 2020, increasing 20% compared to $34.6 million in the same period of 2019. This increase reflects gross sales from a greater number of clinics and increased gross sales at existing franchised and company-owned or managed clinics.

Net income was $2.5 million, or $0.17 per diluted share, compared to $2.0 million, or $0.14 per diluted share, in the first nine months of 2019.

Adjusted EBITDA was $5.4 million, compared to $4.1 million in the first nine months of 2019.

Balance Sheet Liquidity
Unrestricted cash was $18.3 million at September 30, 2020, compared to $8.5 million at December 31, 2019. The increase primarily reflects $6.9 million in cash flow from operating activities, $2.7 million borrowed under the CARES Act U.S. Small Business Administration Payroll Protection Program, and $2.0 million drawn on a revolving line of credit, which was offset by $2.2 million in capital expenditures, during the first nine months of 2020.

Reestablished 2020 Guidance for Financial Results and Clinic Openings
Management provided full year 2020 guidance and expects the following:

  Revenue to be between $58 and $59 million dollars, compared to $48.5 million in 2019;
  Adjusted EBITDA to be between $8.5 and $9.0 million dollars, compared to $6.2 million in 2019;
  Franchised clinic openings to be between 65 and 72, compared to 71 in 2019; and
  New company-owned or managed clinics, through a combination of both greenfields and buybacks, to be between 4 and 7, compared to 13 in 2019.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, November 5, 2020, to discuss the third quarter 2020 results. To gain immediate access to the call, bypass the operator and avoid the queue, you may preregister by clicking here. Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN. Those who prefer to call-in directly may do so approximately 20 minutes prior to the start time by dialing 706-643-5902 or 888-869-1189 and using reference code 5655716. The accompanying slide presentation will be in the IR section of the website under Presentations and in Events. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through November 12, 2020. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 5655716.

Non-GAAP Financial Information
This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net gain/(loss) on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the continuing impact of the COVID-19 outbreak on the economy and our operations (including temporary clinic closures, shortened business hours and reduced patient demand), our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the other factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2019, as updated or revised for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q or other SEC filings. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, the company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 500 locations nationwide and over 7 million patient visits annually, The Joint is a key leader in the chiropractic industry. Named on Franchise Times “Top 200+ Franchises” and Entrepreneur’s “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$18,305,526	$8,455,989
Restricted cash	140,400	185,888
Accounts receivable, net	1,813,684	2,645,085
Notes receivable, net	10,326	128,724
Deferred franchise and regional development costs, current portion	828,842	765,508
Prepaid expenses and other current assets	921,559	1,122,478
Total current assets	22,020,337	13,303,672
Property and equipment, net	8,014,676	6,581,588
Operating lease right-of-use asset	11,555,086	12,486,672
Deferred franchise and regional development costs, net of current portion	3,757,799	3,627,225
Intangible assets, net	2,160,944	3,219,791
Goodwill	4,150,461	4,150,461
Deposits and other assets	393,508	336,258
	$52,052,811	$43,705,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,239,522	$1,525,838
Accrued expenses	894,122	216,814
Co-op funds liability	140,400	185,889
Payroll liabilities	2,584,487	2,844,107
Operating lease liability, current portion	2,756,838	2,313,109
Finance lease liability, current portion	69,380	24,253
Deferred franchise and regional developer fee revenue, current portion	2,813,515	2,740,954
Deferred revenue from company clinics	3,228,368	3,196,664
Debt under the Paycheck Protection Program, current portion	1,656,292	-
Other current liabilities	545,834	518,686
Total current liabilities	15,928,758	13,566,314
Operating lease liability, net of current portion	10,798,802	11,901,040
Finance lease liability, net of current portion	150,524	34,398
Debt under the Credit Agreement and Paycheck Protection Program, net of current portion	3,071,678	-
Deferred franchise and regional developer fee revenue, net of current portion	12,581,885	12,366,322
Deferred tax liability	72,841	89,863
Other liabilities	27,230	27,230
Total liabilities	42,631,718	37,985,167
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of September 30, 2020 and December 31, 2019	-	-
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,073,244 shares issued and 14,057,201 shares outstanding as of September 30, 2020 and 13,898,694 shares issued and 13,882,932 outstanding as of December 31, 2019	14,073	13,899
Additional paid-in capital	40,625,128	39,454,937
Treasury stock 16,043 shares as of September 30, 2020 and 15,762 shares as of December 31, 2019, at cost	(115,303)	(111,041)
Accumulated deficit	(31,102,905)	(33,637,395)
Total The Joint Corp. stockholders' equity	9,420,993	5,720,400
Non-controlling Interest	100	100
Total equity	9,421,093	5,720,500
Total liabilities and stockholders' equity	$52,052,811	$43,705,667

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Revenues from company-owned or managed clinics	$8,403,844	$6,829,576	$22,554,946	$18,245,940
Royalty fees	4,170,692	3,447,270	11,157,575	9,737,616
Franchise fees	519,131	541,339	1,555,846	1,405,678
Advertising fund revenue	1,187,666	978,209	3,176,080	2,797,576
Software fees	688,046	514,350	1,964,968	1,256,711
Regional developer fees	222,908	210,233	643,974	594,615
Other revenues	218,266	205,400	591,443	537,596
Total revenues	15,410,553	12,726,377	41,644,832	34,575,732
Cost of revenues:
Franchise and regional developer cost of revenues	1,588,707	1,318,966	4,281,389	3,634,397
IT cost of revenues	123,539	107,903	284,653	297,561
Total cost of revenues	1,712,246	1,426,869	4,566,042	3,931,958
Selling and marketing expenses	1,845,601	1,793,229	5,684,556	5,068,585
Depreciation and amortization	714,288	538,372	2,061,937	1,308,515
General and administrative expenses	9,433,062	8,297,680	26,668,420	22,078,244
Total selling, general and administrative expenses	11,992,951	10,629,281	34,414,913	28,455,344
Net (gain) loss on disposition or impairment	-	29,848	(53,413)	116,775
Income from operations	1,705,356	640,379	2,717,290	2,071,655

Other (expense) income:
Bargain purchase gain	-	-	-	19,298
Other expense, net	(25,667)	(16,697)	(55,248)	(43,469)
Total other expense	(25,667)	(16,697)	(55,248)	(24,171)

Income before income tax expense	1,679,689	623,682	2,662,042	2,047,484

Income tax expense	75,730	6,702	127,551	15,597

Net income and comprehensive income	$1,603,959	$616,980	$2,534,491	$2,031,887

Less: income attributable to the non-controlling interest	$-	$-	$-	$-

Net income attributable to The Joint Corp. stockholders	$1,603,959	$616,980	$2,534,491	$2,031,887

Earnings per share:
Basic earnings per share	$0.11	$0.04	$0.18	$0.15
Diluted earnings per share	$0.11	$0.04	$0.17	$0.14

Basic weighted average shares	14,033,535	13,846,045	13,968,635	13,798,593
Diluted weighted average shares	14,593,107	14,526,538	14,523,329	14,442,203

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Net income	$2,534,491	$2,031,887
Adjustments to reconcile net income to net cash
provided by operating activities	2,670,640	1,852,280
Changes in operating assets and liabilities	1,702,314	821,041
Net cash provided by operating activities	6,907,445	4,705,208
Net cash used in investing activities	(2,225,946)	(5,955,484)
Net cash provided by financing activities	5,122,550	391,317
Net increase (decrease) in cash	$9,804,049	$(858,959)

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATION FOR GAAP TO NON-GAAP

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Financial Data:	2020	2019	2020	2019
Net income	$1,603,959	$616,980	$2,534,491	$2,031,887
Net interest	25,668	16,697	55,248	43,469
Depreciation and amortization expense	714,288	538,372	2,061,937	1,308,515
Tax expense	75,730	6,702	127,551	15,597
EBITDA	$2,419,645	$1,178,751	$4,779,227	$3,399,468
Stock compensation expense	212,234	186,020	678,706	536,744
Acquisition related expenses	-	33,091	-	36,241
Bargain purchase gain	-	-	-	(19,298)
Net (gain) loss on disposition or impairment	-	29,848	(53,413)	116,775
Adjusted EBITDA	$2,631,879	$1,427,710	$5,404,520	$4,069,930

_____________________________________
1 System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.